Exhibit 10.2

TRADEMARK AND COPYRIGHT LICENSE AGREEMENT

THIS TRADEMARK AND COPYRIGHT LICENSE AGREEMENT (this “Trademark Agreement”) is made by and between TechniScan, Inc., a Delaware corporation having offices at 3216 South Highland Dr., Suite 200, Salt Lake City, Utah 84106 on behalf of itself and its affiliates (collectively, “TechniScan”) and Womens3D, Inc., a Delaware corporation, having offices at  4917 S. Congress, Austin, Texas 78745 (“Womens3D” and together with TechniScan, each a “Party” and collectively, the “Parties”).  This Trademark Agreement is effective as of January 11, 2011 (the “Effective Date”).

WHEREAS, Womens3D is a medical device company engaged in a plan to provide women’s health care practices with novel, automated ultrasound breast imaging equipment and web-based 3D reconstruction and review services as an efficient, painless, non-invasive, radiation-free alternative to mammography in diagnosing breast abnormalities.

WHEREAS, TechniScan is a medical device company engaged in the development and commercialization of automated ultrasound imaging systems and owns proprietary information and technology related to the design, development, manufacture and supply of certain hardware and software products.

WHEREAS, TechniScan and Womens3D are Parties to that certain Product Development Agreement dated January 11, 2011 (the “Product Development Agreement”), in accordance with which TechniScan and Womens3D will design and TechniScan (and in certain cases, TechniScan and Womens3D jointly) will develop certain Products as defined therein.

WHEREAS, upon completion of the development of the Products, Womens3D shall thereafter purchase the Products from TechniScan for the promotion, marketing, sale and distribution by Womens3D in accordance with the terms and conditions of that certain Manufacturing Agreement between the parties dated as of February 16, 2011 (the “Manufacturing Agreement”).

WHEREAS, the Parties each own, or will own, various trademarks and copyrighted works used in connection with their respective businesses and which may, in accordance with this Trademark Agreement, be used in connection with the development, manufacturing, promotion, marketing, distribution and sale of the Products.

WHEREAS, the Parties desire to confirm their agreement with respect to use and ownership of the various trademarks and copyrighted works that will be used in connection with the development, manufacturing, promotion, marketing, sale and distribution of the Products.

WHEREAS, the Parties also desire to enter into a cross-license for TechniScan to use the Womens3D Trademarks and for Womens3D to use the TechniScan Trademarks, as defined herein, in connection with the development, manufacturing, promotion, marketing, sale and distribution of the Products.

NOW, THEREFORE, in consideration of the mutual promises, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the Parties hereto agree as follows:

A.            Definitions

1.             “Womens3D Trademarks” means the trademark “WOMENS3D” and all other marks on Exhibit A attached hereto (as the same may be amended from time to time) as well as those other trademarks, service marks, names, logos, slogans, designs, whether registered or unregistered, and internet keywords and domain names containing any of the foregoing, of Womens3D that may be used on or in association with the Products in accordance with the terms and conditions of this Trademark Agreement, the Product Development Agreement, and/or the Manufacturing Agreement.

2.             “Womens3D Copyrighted Works” means all photos, website content, text, graphics, artwork, designs, logos, and the like created, commissioned, or owned exclusively by Womens3D in connection with the Products and the distribution, sale, promotion, marketing and advertising thereof, including on Collateral Materials.

3.             “TechniScan Trademarks” means the trademark “TECHNISCAN” and all other marks on Exhibit B attached hereto (as the same may be amended from time to time)  and variations thereof that may be used on or in association with the Products and Collateral Materials in accordance with the terms and conditions of this Trademark Agreement, the Product Development Agreement, and/or the Manufacturing Agreement.

4.             “TechniScan Copyrighted Works” means all photos, website content, text, graphics, artwork, designs, logos, and other works created, commissioned, or owned exclusively by TechniScan in connection with the Products and the distribution, sale, promotion, marketing and advertising thereof, including on Collateral Materials.

5.             “Collateral Materials” means all written, printed, graphic, or electronic, audio or visual promotional materials, including, without limitation, labels, brochures, advertising, marketing and promotional materials, websites, commercials, packaging and containers, and the like developed, created, or commissioned for use in connection with the Products, including any content for use in any user manuals and End User Agreements (as defined in the Manufacturing Agreement).

6.             “TechniScan Collateral Materials” means all Collateral Materials developed, created, owned, or commissioned exclusively by TechniScan.

7.             “Womens3D Collateral Materials” means all Collateral Materials developed, created, owned, or commissioned exclusively by Womens3D.

8.             “Joint Collateral Materials” means all Collateral Materials developed, created, or commissioned jointly by both Womens3D and TechniScan.

9.             Capitalized terms not defined herein shall have the meaning ascribed to them in the Product Development Agreement and the Manufacturing Agreement.

B.            Womens3D Trademarks License Grant

1.             Subject to the terms and conditions of this Trademark Agreement and of the Product Development Agreement and Manufacturing Agreement, Womens3D hereby grants to TechniScan, a limited, irrevocable (subject to the termination provisions of this Trademark Agreement), non-exclusive, non-transferrable, non-sublicensable (except to subcontractors and sub-manufacturers permitted by the Product Development Agreement or the Manufacturing Agreement), royalty-free license to use the Womens3D Trademarks solely on and in connection with the design, development, manufacture and/or distribution of Products.  The license granted in this Section B.1 shall continue for so long as (a) TechniScan is Womens3D’s sole manufacturer and supplier in accordance with the Manufacturing Agreement, (b) TechniScan is manufacturing and supplying Womens3D with Products (including, without limitation during any Sell-Off Period (as defined below) or (c) TechniScan has a license to the Pre-Existing Womens3D Technology under the Product Development Agreement.  TechniScan acknowledges and agrees that it shall have no right to use the Womens3D Trademarks, except as permitted by Womens3D pursuant to this Trademark Agreement and the Product Development Agreement and the Manufacturing Agreement.

2.             TechniScan shall have the right to use the Womens3D Trademarks on the Products, on and in any related packaging and user manuals, and on or in any Collateral Materials, in each case in accordance with the Specifications or as otherwise approved by Womens3D’s prior written approval, which approval shall not be unreasonably withheld.

3.             Notwithstanding anything in this Section B to the contrary, TechniScan shall not place any trademarks, service marks, trade names or other trade designations owned by Womens3D or other third party on any Products, user manuals, End User Agreements, packaging, or Collateral Materials, unless permitted or required under the Specifications or required by law, without first obtaining Womens3D’s prior written approval.

4.             All rights in and to the Womens3D Trademarks and Womens3D Collateral Materials not expressly granted herein to TechniScan are reserved by Womens3D.

C.            TechniScan Trademarks and TechniScan Collateral Materials License Grant

1.             TechniScan hereby grants to Womens3D a limited, irrevocable (subject to the termination provisions of this Trademark Agreement), non-exclusive, non-transferrable, non-sublicensable (except to subcontractors and sub-manufacturers permitted by the Product Development Agreement or the Manufacturing Agreement), royalty-free license to use the TechniScan Trademarks and TechniScan Collateral Materials on and in connection with the promotion, marketing, distribution and/or sale of Products ordered by Womens3D, subject to (x) the Specifications or TechniScan’s prior written approval and (y) TechniScan’s marketing and trademark guidelines and in accordance with applicable trademark law.  Womens3D acknowledges and agrees that it shall have no right to use the TechniScan Trademarks and

TechniScan Collateral Materials, except as permitted by TechniScan pursuant to the Product Development Agreement, the Manufacturing Agreement, and this Trademark Agreement.

2.             Womens3D shall have the right to use the TechniScan Trademarks and TechniScan Collateral Materials on the Products, on and in any related packaging, user manuals, and End User Agreements, and on or in any other Collateral Materials, in each case in accordance with the Specifications or required by law or as otherwise approved by TechniScan’s prior written approval, which approval shall not be unreasonably withheld.

3.             All rights in and to the TechniScan Trademarks and TechniScan Collateral Materials not expressly granted herein to Womens3D are reserved by TechniScan.

D.            Ownership of and Goodwill in Womens3D Trademarks, Womens3D Copyrighted Works and Womens3D Collateral Materials

1.             TechniScan acknowledges Womens3D’s exclusive right, title and interest in and to the Womens3D Trademarks, and all variations, stylizations, designs or other features used in connection therewith, and any related current or future trademark applications or registrations therefor, as well as the Womens3D Copyrighted Works and Womens3D Collateral Materials.

2.             TechniScan agrees that any and all goodwill associated with the Womens3D Trademarks shall inure to the benefit of Womens3D, and that TechniScan shall not acquire, whether under this Trademark Agreement or otherwise except as set forth in the Product Development Agreement, any trademark or other Intellectual Property Rights in or to the Womens3D Trademarks, the Womens3D Copyrighted Works, the Womens3D Collateral Materials, or any variation or derivative of any of these, or any other means of identification used by Womens3D in its business except for the license provided in Section B.1.  At all times, Womens3D shall remain the exclusive owner of all rights in such marks.

E.             Ownership of and Goodwill in TechniScan’s Trademarks, TechniScan Copyrighted Works  and TechniScan Collateral Materials

1.             Womens3D acknowledges TechniScan’s exclusive right, title and interest in and to the TechniScan Trademarks, and all variations, stylizations, designs or other features used in connection therewith, and any related current or future trademark applications or registrations therefor, as well as the TechniScan Copyrighted Works and the TechniScan Collateral Materials.

2.             Womens3D agrees that any and all goodwill associated with the TechniScan Trademarks and TechniScan Collateral Materials shall inure to the benefit of TechniScan, and that Womens3D shall not acquire, whether under this Trademark Agreement or otherwise except as set forth in the Product Development Agreement, any trademark or other Intellectual Property Rights in or to the TechniScan Trademarks, or TechniScan Collateral Materials or any variation of either, or any other means of identification used by TechniScan in its business except for the license provided in Section C.1.  At all times, TechniScan shall remain the exclusive owner of all rights in such marks.

F.              Ownership of Joint Collateral

1.             Joint Collateral shall be Joint IP and shall be owned jointly by the Parties, subject to the terms of the Product Development Agreement.

G.            Quality Control of the Womens3D Trademarks

1.             All use of the Womens3D Trademarks shall be in compliance with applicable law and regulations and with the quality standards of Womens3D, as set forth from time to time by Womens3D in writing, which quality standards will not be inconsistent with TechniScan’s obligations under the Product Development Agreement and the Manufacturing Agreement.  If Womens3D determines that its quality standards are not being met, Womens3D shall notify TechniScan in writing and the parties agree to work together in good faith to address Womens3D’s concerns in a reasonable amount of time

H.            Quality Control of the TechniScan Trademarks

1.             All use of the TechniScan Trademarks shall be in compliance with applicable law and regulations and with the quality standards of TechniScan, as set forth from time to time by TechniScan in writing, which quality standards will not be inconsistent with Womens3D’s obligations under the Product Development Agreement and the Manufacturing Agreement.  If TechniScan determines that its quality standards are not being met, TechniScan shall notify Womens3D in writing and the parties agree to work together in good faith to address TechniScan’s concerns in a reasonable amount of time.

I.                 TechniScan Duties

1.             TechniScan acknowledges Womens3D’s ownership of the Womens3D Trademarks, and agrees that it will do nothing inconsistent with such ownership by Womens3D.  TechniScan shall not, during the Term of this Trademark Agreement or thereafter: (i) attack the title or any rights of Womens3D in or to the Womens3D Trademarks; (ii) attack the validity of this Trademark Agreement, (iii)  claim any right, title or interest in or to the Womens3D Trademarks; (iv) infringe, misuse or harm the Womens3D Trademarks or bring the Womens3D Trademarks into disrepute; (v) adopt any mark, name, or designation, including domain names, that is the same as, that incorporates, or is likely to cause confusion with the Womens3D Trademarks; or (vi) for its benefit, directly or indirectly, register or apply for registration of the Womens3D Trademarks or any mark, name or designation, including domain names, which are the same as, which incorporate, or are likely to cause confusion with the Womens3D Trademarks.

2.             TechniScan may not, without Womens3D’s prior written consent, which consent shall not be unreasonably withheld: (i) purchase or use the Womens3D Trademarks as part of an Internet Domain Name; (ii) create any hyperlink to or from any of TechniScan’s websites to Womens3D’s website(s); (iii) redirect TechniScan’s URLs to Womens3D’s website(s) or redirect Womens3D’s URLs to TechniScan’s website; or (iv) purchase or use the Womens3D Trademarks as keywords or search terms on websites such as Google, MSN, Yahoo or similar websites for the purpose of referencing or promoting the Products.  Upon the termination or expiration of the Trademark Agreement, TechniScan shall cease all such activities and shall assign to Womens3D and/or cancel any domain names or keywords, as directed by Womens3D.

TechniScan may use the Womens3D Trademarks on its website for purposes of referencing or promoting the Products, provided that all such use shall be conditioned in Womens3D’s prior review and approval, which review and approval shall not be unreasonably withheld or delayed.

3.             In the event that TechniScan uses a third party manufacturer for any of its design, development, manufacturing or supply operations, such third party must agree to be bound by the terms of this Trademark Agreement.  Any breach of any obligations in this Trademark Agreement by any such third party shall constitute a breach of this Trademark Agreement by TechniScan as if TechniScan had itself caused the breach.

J.              Womens3D Duties

1.             Womens3D acknowledges TechniScan’s ownership of the TechniScan Trademarks, and agrees that it will do nothing inconsistent with such ownership by TechniScan.  Womens3D shall not, during the Term of this Trademark Agreement or thereafter: (i) attack the title or any rights of TechniScan in or to the TechniScan Trademarks; (ii) attack the validity of this Trademark Agreement, (iii)  claim any right, title or interest in or to the TechniScan Trademarks; (iv) infringe, misuse or harm the TechniScan Trademarks or bring the TechniScan Trademarks into disrepute; (v) adopt any mark, name, or designation, including domain names, that is the same as, that incorporates, or is likely to cause confusion with the TechniScan Trademarks; or (vi) for its benefit, directly or indirectly, register or apply for registration of the TechniScan Trademarks or any mark, name or designation, including domain names, which are the same as, which incorporate, or are likely to cause confusion with the TechniScan Trademarks.

2.             Womens3D may not, without TechniScan’s prior written consent, which consent shall not be unreasonably withheld: (i) purchase or use the TechniScan Trademarks as part of an Internet Domain Name; (ii) create any hyperlink to or from any of Womens3D’s websites to TechniScan’s website(s); (iii) redirect Womens3D’s URLs to TechniScan’s website(s) or redirect TechniScan’s URLs to Womens3D’s website; or (iv) purchase or use the TechniScan Trademarks as keywords or search terms on websites such as Google, MSN, Yahoo or similar websites for the purpose of referencing or promoting the Products.  Upon the termination or expiration of the Trademark Agreement, Womens3D shall cease all such activities and shall assign to TechniScan and/or cancel any domain names or keywords, as directed by TechniScan.  Womens3D may use the TechniScan Trademarks on its website for purposes of referencing or promoting the Products, provided that all such use shall be conditioned in TechniScan’s prior review and approval, which review and approval shall not be unreasonably withheld or delayed.

3.             In the event that Womens3D uses a third party subcontractor for any of its sales, distribution and marketing operations, such third party must agree to be bound by the terms of this Trademark Agreement.

K.            Registration

1.             Womens3D may take whatever action that it deems appropriate with respect to the registration of the Womens3D Trademarks, and TechniScan agrees to cooperate fully with Womens3D during the term of this Agreement, at Womens3D’s expense, in securing and maintaining the goodwill in the Womens3D Trademarks, including, without limitation, cooperating with any registration efforts upon request of Womens3D to register the Womens3D Trademarks for the Products.

2.             TechniScan shall have no right to register, apply to register, or maintain any trademark application or registration for the Womens3D Trademarks unless expressly permitted by Womens3D in writing.

3.             TechniScan may take whatever action that it deems appropriate with respect to the registration of the TechniScan Trademarks , and Womens3D agrees to cooperate fully with TechniScan during the term of this Agreement, at TechniScan’s expense, in securing and maintaining the goodwill in the TechniScan Trademarks, including, without limitation, cooperating with any registration efforts upon request of TechniScan to register the TechniScan Trademarks for the Products.

4.             Womens3D shall have no right to register, apply to register, or maintain any trademark application or registration for the TechniScan Trademarks unless expressly permitted by TechniScan in writing.

L.             Marking

1.             While licensed under this Agreement, TechniScan shall have the right to place the Womens3D Trademarks, or such other mark(s), names, or designations as mutually agreed upon by the Parties, in such applicable position(s) in accordance with the Specifications or as otherwise reasonably determined by Womens3D, on all Products designed, developed, manufactured or supplied by TechniScan for Womens3D, under the Product Development Agreement or Manufacturing Agreement, and associated packaging, user manuals and Collateral Materials therefor.

2.             While licensed under this Agreement, Womens3D shall have the right to place the TechniScan Trademarks, or such other mark(s), names, or designations as mutually agreed upon by the Parties, in such applicable position(s) on Collateral Materials as reasonably determined by TechniScan.

3.             The Parties shall use appropriate registration or other symbols in all printed material or other visual form in accordance with accepted trademark practice and applicable law.  Each Party shall have the right to object to non-approved uses of the other Party’s marks, and the Parties agree to work in good faith with each other during the term of this Agreement and any Sell-Off Period to correct and remedy any such objectionable uses.

M.          Enforcement

1.             Each Party shall promptly notify the other Party in the event it becomes aware of any third party use of the other Party’s trademarks that are the subject of this Trademark Agreement, or any mark, name, or designation (including domain names) confusingly similar thereto, or which such Party otherwise believes is or may be infringing, diluting, or otherwise derogating the other Party’s rights in such trademarks.

2.             Womens3D shall at all times have the right, but not the obligation, to take whatever steps it deems necessary or desirable to enforce or defend the Womens3D Trademarks.  TechniScan shall cooperate in any such enforcement or defense, and Womens3D shall be responsible for TechniScan’s reasonable out-of-pocket expenses incurred in connection with such cooperation.  TechniScan acknowledges that Womens3D has the right to direct and control each administrative proceeding or litigation (if any) involving the Womens3D Trademarks, including any settlement thereof.

3.             TechniScan shall at all times have the right, but not the obligation, to take whatever steps it deems necessary or desirable to enforce or defend the TechniScan Trademarks.  Womens3D shall cooperate in any such enforcement or defense, and TechniScan shall be responsible for Womens3D’s reasonable out-of-pocket expenses incurred in connection with such cooperation.  Womens3D acknowledges that TechniScan has the right to direct and control each administrative proceeding or litigation (if any) involving the TechniScan Trademarks, including any settlement thereof.

N.            Copyrights

Subject to any inconsistent provisions in the Product Development Agreement, TechniScan shall own any and all copyrights in and to the TechniScan Copyrighted Works, and Womens3D shall own any and all copyrights in and to the Womens3D Copyrighted Works.  Each Party agrees that it will, without additional consideration, give the other Party, at any time in the future, all assistance necessary to perfect the other Party’s rights, titles, and interest in and to such copyrighted works, and any derivatives thereof, including without limitation the execution, acknowledgement, and delivery of all documents necessary to effectuate the intent of this Trademark Agreement.  Each Party hereby grants the other a limited, irrevocable (subject to the termination provisions of this Trademark Agreement), non-exclusive, non-transferrable, non-sublicensable (except to subcontractors and sub-manufacturers permitted by the Product Development Agreement or the Manufacturing Agreement), royalty-free license to use its copyrighted works solely on and in connection with the design, development, manufacture, supply, marketing and sale of Products.  The license granted to TechniScan to the Womens3D Copyrighted Works shall continue for so long as (a) TechniScan is Womens3D’s sole manufacturer and supplier in accordance with the Manufacturing Agreement, (b) TechniScan is manufacturing and supplying Womens3D with Products (including, without limitation during any Sell-Off Period or (c) TechniScan has a license to the Pre-Existing Womens3D Technology under the Product Development Agreement.

O.           Term and Termination

1.             The term of this license shall commence as of the Effective Date and continues until expiration or termination of the last to expire or terminate of the Product Development Agreement and the Manufacturing Agreement, unless terminated earlier in accordance with the terms set forth in this Trademark Agreement.  In the event that a Party fails to comply with any of its obligations owed to the other Party under this Trademark Agreement, the non-breaching Party may send the breaching Party a written notice of default, specifying the nature of the default and what is reasonably required to remedy the default.  If the default is not cured within sixty (60) calendar days after notice of default, the non-breaching Party may, at its discretion, immediately terminate this Trademark Agreement.

2.             TechniScan agrees that, upon termination or expiration of this Trademark Agreement, or the termination or expiration of any extension thereof (including the Sell-Off Period), for any reason whatsoever or the termination of any other agreement whereby TechniScan supplies Products to Womens3D, whichever is later, TechniScan will immediately discontinue all use of the Womens3D Trademarks, or any other mark, name, trade designation, or domain name of Womens3D, unless expressly permitted in writing by Womens3D, as well as the Womens3D Copyrighted Works and Womens3D Collateral Materials; provided that TechniScan shall be entitled to continue using Womens3D Copyrighted Works and Womens3D Collateral Materials to the extent incorporated into user manuals and End User Agreements.  Thereafter, except as stated in the prior sentence, TechniScan will no longer use, or have any right to use, the Womens3D Trademarks or any variation thereof, or any other mark, name, trade designation, or domain name of Womens3D, or the Womens3D Copyrighted Works or Womens3D Collateral Materials.

3.             Womens3D agrees that, upon termination or expiration of this Trademark Agreement, or the termination or expiration of any extension thereof thereof (including the Sell-Off Period), for any reason whatsoever or the termination of any other agreement whereby TechniScan supplies Products to Womens3D, whichever is later, Womens3D will immediately discontinue all use of the TechniScan Trademarks, or any other mark, name, trade designation, or domain name of TechniScan, unless expressly permitted in writing by TechniScan, as well as the TechniScan Copyrighted Works and TechniScan’s Collateral Materials.  Thereafter, Womens3D will no longer use, or have any right to use, the TechniScan Trademarks or any variation thereof, or any other mark, name, trade designation, or domain name of TechniScan or the TechniScan Copyrighted Works or any TechniScan Collateral Materials.

4.             Womens3D shall have the non-exclusive right for ninety (90) days following the last day that TechniScan Delivers Products to Womens3D pursuant to the Manufacturing Agreement (the “Sell-Off Period”), to sell-off unsold inventory of Products bearing the TechniScan Trademarks.  Womens3D shall cease all sales of Products bearing the TechniScan Trademarks upon the expiration of the Sell-Off Period.  Womens3D may retain sufficient inventory to comply with ongoing warranty obligations to consumers for the Products, if applicable.

P.             Representations and Warranties

Each Party represents and warrants to the other Party that it owns (or has the right to use) all rights relating to its respective trademarks, trade names, trade designations, and copyrights licensed herein; that it has the right to grant the license(s) provided herein; and that, to the best of its knowledge, the use of the trademarks, trade names, trade designations, and copyrights contemplated in this Trademark Agreement do not infringe any trademark or copyright of any third party.

Q.           Binding Effect/No Assignment of License

This Agreement shall be binding upon and inure to the benefit of Womens3D and TechniScan and any and all successors and permitted assigns of the Parties.  Any purported assignment by either Party not in compliance with the provisions of this Trademark Agreement shall be null and void and of no force and effect.

R.            Notices

All notices and demands required to be made or permitted by this Trademark Agreement shall be in accordance with the Manufacturing Agreement.

S.             Indemnification

Each Party shall indemnify and hold harmless the other Party and such Party’s employees, officers and directors, agents and attorneys from and against any and all Claims (as defined in the Manufacturing Agreement) resulting from or arising out of any breach of this Trademark Agreement or claim of trademark or copyright infringement or misappropriation in accordance with Section 7 of the Manufacturing Agreement.

T.             Miscellaneous

1.             The provisions of this Trademark Agreement are severable, and if any such provision shall be held illegal, invalid, or unenforceable, such holding shall not affect the legality, validity, or enforceability of any other provision.  Any such illegal, invalid, or unenforceable provision shall be deemed stricken as if it had never been contained herein, but all other provisions shall continue in full force and effect.

2.             This Trademark Agreement, the Product Development Agreement and the Manufacturing Agreement contain the entire agreement between the Parties with respect to the subject matter hereof and collectively supersede any prior agreements between the parties, whether written or oral, with respect to such subject matter.

3.             This Trademark Agreement may not be amended, modified, or rescinded except by written agreement executed by the Parties.

4.             This Trademark Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware.

5.             The Parties to this Trademark Agreement waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.  The Parties to this Trademark Agreement each warrant that they had the assistance of counsel in the preparation of this Trademark Agreement.

6.             Each Party shall have the right to seek injunctive relief in any court having appropriate jurisdiction to prevent the other Party from breaching its obligations under this Trademark Agreement or to compel the other Party to perform its obligations under this Trademark Agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Trademark Agreement to be executed by their duly authorized representatives as of the date set forth above.

WOMENS3D, INC.		TECHNISCAN, INC.

By	/s/ Scott Sanders	By:	/s/ Dave Robinson

Name: Scott Sanders		Name: Dave Robinson

Title: President		Title: President

[Signature Page to Trademark and Copyright License Agreement]

EXHIBIT A

Womens3D Trademarks

EXHIBIT B

TechiScan’s Trademarks

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